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                                                                   Exhibit 10.16

                       ELECTRONIC DATA SYSTEMS CORPORATION
                         STANDARD SUB-SUBLEASE AGREEMENT

      THIS SUB-SUBLEASE AGREEMENT (the "Sub-Sublease") is entered into as of August 2, 2000, by and between Sub-Sublandlord and Sub-Subtenant hereinafter named. Upon the terms and conditions hereinafter set forth, Sub-Sublandlord and Sub-Subtenant agree as follows:

1. DEFINITIONS AND BASIC PROVISIONS. The following definitions and basic provisions shall be used in conjunction with and limited by the reference thereto in the provisions of this Sub-Sublease:

      A.    "Sub-Sublandlord":              ELECTRONIC DATA SYSTEMS
                                            CORPORATION, a Delaware corporation

      B.    Address of Sub-Sublandlord:     5400 Legacy Drive, H3-2F-53
                                            Plano, Texas  75024-3105
                                            Attn.: Real Estate Leasing

      C.    "Sub-Subtenant":                SOMERA COMMUNICATIONS, INC.,
                                            a Delaware corporation

      D.    Address of Sub-Subtenant:       5383 Hollister Avenue
                                            Santa Barbara, California 93111

      E.    Sub-Subtenant Federal Tax ID:   75-0521878

      F.    "Sublandlord":                  GRC INTERNATIONAL, INC., a Delaware
                                            corporation

      G.    Address of Sublandlord:         1900 Gallows Road
                                            Vienna, Virginia 22182
                                            Attention: Dick Biller

      H.    "Master Landlord":              SANTA BARBARA CORPORATE CENTER, LLC,
                                            a California limited liability
                                            company, successor-in-interest to
                                            Bermant Development Company

      I.    Address of Master Landlord:     5383 Hollister Avenue
                                            Santa Barbara, CA 93111

      J. "Sub-Sublease Premises": All space to be occupied by Sub-Subtenant as shown on Exhibit "A", attached hereto and made a part of this Sub-Sublease, containing approximately 8,913 square feet of net rentable area being a portion of the Premises described in the Sublease (hereafter defined) being approximately 52,119 rentable square feet of space, and located at 5383 Hollister Avenue, Santa Barbara, California 93111 (the "Building").

      K. "Sub-Sublease Term": The period that begins upon the later of (i) execution of this Sub-Sublease, or (ii) receipt of consent of Master Landlord and Sublandlord to this Sub-Sublease (the "Commencement Date") and expiring on March 31, 2004 (the "Expiration Date").

      L. "Base Rent": Base Rent for the first year shall be $147,789.12 per year (subject to base rental abatement described in paragraph 8E hereinbelow), payable in the amount of $12,315.76 per month, based upon CPI increase which was effective as of April 1, 2000. The
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            annual and monthly Base Rent may be modified after receipt of the amount verification from Landlord. This Sub-Sublease is triple net. The base rent shall be adjusted annually as provided under Paragraph 9 of the Master Lease.

      M. "Sub-Subtenant's Proportionate Share": For the purpose of allocating Sub-Subtenant's pro rata share of Operating Expenses, as defined in the Master Lease (as hereafter defined) and the Sublease, attributable to the Sub-Sublease Premises, Sub-Subtenant's Proportionate Share shall be a fraction, the numerator which is the total number of the rentable square feet of the Sub-Sublease Premises and the denominator which is the total of the rentable square feet of the Premises covered by the Sublease, it being agreed that Sub-Subtenant's Proportionate Share is 17.10%.

      N. "Sub-Subtenant's Representatives": Sub-Subtenant's agents, representatives and employees.

      O. "Sub-Sublandlord's Representatives": Sub-Sublandlord's agents, representatives and employees.

2. GRANTING CLAUSE. Sub-Sublandlord, in consideration of the covenants and agreements to be performed by Sub-Subtenant and upon the terms and conditions hereinafter stated, does hereby lease, demise and let unto Sub-Subtenant, and Sub-Subtenant in consideration of the covenants and agreements to be performed by Sub-Sublandlord and upon the terms and conditions in this Sub-Sublease, does hereby take and lease from Sub-Sublandlord, the Sub-Sublease Premises, subject to all laws, statutes, codes, rules, regulations and zoning ordinances promulgated by any governmental authority having jurisdiction now in affect or adopted in the future (collectively, the "Law"), to have and to hold for the Sub-Sublease Term (except as the Commencement Date and the Expiration Date may be adjusted as herein provided, or unless sooner terminated as provided in this Sub-Sublease or the Master Lease).

3. MASTER LEASE & SUBLEASE. This Sub-Sublease is subject to that certain (a) Net Net Net Building Lease (the "Original Lease"), dated April 25, 1995, by and between Bermant Development Company, as landlord, and Sublandlord, as tenant, as modified by that certain (i) First Amendment to Building Lease (the "First Amendment"), dated January 26, 1996, by and between Master Landlord and Sublandlord; and (ii) Second Amendment to Building Lease (the "Second Amendment"), dated May 9, 1997 (the Original Lease, the First Amendment and the Second Amendment are hereinafter collectively the "Master Lease", attached hereto as Exhibit "B-1", incorporated herein by reference), covering certain premises (the "Premises") more particularly described in the Master Lease; and (b) Sublease (the "Sublease"), dated March 1, 1999, by and between Sublandlord and Sub-Sublandlord, as subtenant, attached hereto as Exhibit "B-2"), incorporated herein by reference, covering the Sub-Sublease Premises as the sublease premises. This Sub-Sublease is made subject to all applicable covenants, restrictions, agreements, terms and conditions of the Master Lease and the Sublease, which are incorporated into and made a part of this Sub-Sublease as if: i) Sub-Sublandlord were Master Landlord or Sublandlord, as appropriate, insofar as Sublandlord has the rights or right by law to act as so, and ii) Sub-Subtenant were tenant or Subtenant, as appropriate, except as otherwise provided to the contrary herein, excluding paragraphs 11, 16 and 17 of the Sublease and paragraph 18, 19, 20 and 21 of the Master Lease. Sub-Subtenant shall in no case have any rights with respect to the Sub-Sublease Premises greater than Sub-Sublandlord's rights as tenant under the Master Lease and the Sublease, and Sub-Sublandlord shall have no liability to Sub-Subtenant for any matter or thing for which Sub-Sublandlord does not have co-extensive liability as tenant under the Master Lease and the Sublease. In the event the specific terms of this Sub-Sublease are in conflict with the terms of the Master Lease or the Sublease, then the specific terms of this Sub-Sublease shall prevail.

4. MASTER LANDLORD'S AND SUBLANDLORD'S CONSENT. Pursuant to the Master Lease and the Sublease, this Sub-Sublease is subject to Master Landlord's and Sublandlord's written consent and shall not be valid until Master Landlord's and Sublandlord's written consent is obtained and delivered to each party. Sub-Sublandlord shall diligently pursue obtaining Master Landlord's and Sublandlord's written
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      consent to this Sub-Sublease.

5. WARRANTY BY SUB-SUBLANDLORD. Sub-Sublandlord warrants and represents to Sub-Subtenant, to the knowledge of Sub-Sublandlord, that the Master Lease and the Sublease have not been amended or modified, except as provided above, that Sub-Sublandlord is not now, and as of the Commencement Date of the Sub-Sublease Term hereof, will not be in default or breach of any of the provisions of the Master Lease and the Sublease, and that Sub-Sublandlord has no knowledge of any claim by Master Landlord or Sublandlord that Sub-Sublandlord is in default or breach of any of the provisions of the Master Lease or the Sublease.

6. CONDITION OF THE SUB-SUBLEASE PREMISES. Sub-Subtenant shall accept possession of the Sub-Sublease Premises on an "AS IS, WHERE IS" basis, in whatever physical condition the same may be, and Sub-Sublandlord makes no representations or warranties of any kind or nature, express, implied, or otherwise, or any covenants of any kind or nature, with regard to the condition of the Sub-Sublease Premises or with respect to the fitness thereof for Sub-Subtenant's intended uses or the quality of or manner of any services provided or to be provided by Master Landlord or Sublandlord, and any such representations, warranties or covenants are hereby expressly disclaimed. Without limitation of the foregoing, Sub-Sublandlord shall have no obligation to construct or pay for any tenant improvements to the Sub-Sublease Premises or make any repairs or modifications thereto for the benefit of Sub-Subtenant.

7.    USE.

      A. Sub-Subtenant shall use the Sub-Sublease Premises for the uses set forth in the Sublease, unless specifically approved by Sub-Sublandlord, Master Landlord and Sublandlord. Sub-Subtenant shall additionally comply with the rules and regulations of the Building which Master Landlord or Sublandlord may reasonably require or amend from time to time during the term of this Sub-Sublease.

      B. Sub-Subtenant shall not do nor permit anything to be done in or about the Sub-Sublease Premises nor bring or keep anything therein which will in any way increase the existing rate or affect any fire or other insurance upon the Building or any of its contents (unless Sub-Subtenant shall pay an increased premium as a result of such use or acts), or cause a cancellation of any insurance policy covering the Building or any part thereof or any of its contents, nor shall Sub-Subtenant sell or permit to be kept, used or sold in or about the Sub-Sublease Premises any articles which may be prohibited by a standard form policy of fire insurance.

      C. Sub-Subtenant shall not do or permit anything to be done in or about the Sub-Sublease Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them or use or allow the Sub-Sublease Premises to be used for any unlawful or objectionable purpose, nor shall Sub-Subtenant cause, maintain or permit any nuisance in or about the Sub-Sublease Premises. Sub-Subtenant shall not commit or suffer to be committed any waste in or upon the Sub-Sublease Premises.

      D. Sub-Subtenant shall not knowingly use the Sub-Sublease Premises or knowingly permit anything to be done in or about the Sub-Sublease Premises which will in any way conflict with the Law. Sub-Subtenant shall at its sole cost and expense promptly comply with the Law and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Sub-Sublease Premises, excluding structural changes not relating to or affecting the condition, use or occupancy of the Sub-Sublease Premises, or not related or afforded by Sub-Subtenant's improvements or acts. The judgment of any court of competent jurisdiction or the admission of Sub-Subtenant, in any action against Sub-Subtenant, whether Sub-Sublandlord be a party thereto or not, that Sub-Subtenant has violated the Law and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Sub-Sublease Premises, excluding structural changes not relating to or affecting the condition, use or occupancy of the Sub-Sublease Premises, or not related or afforded by Sub-Subtenant's improvements or acts, shall be conclusive of the fact as
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      between Sub-Sublandlord and Sub-Subtenant.

8.    RENT.

      A. Base Rent. Sub-Subtenant agrees to pay equal monthly installments of Base Rent to Sub-Sublandlord at the address indicated in Paragraph 1 above, or such other address as Sub-Sublandlord may from time to time notify Sub-Subtenant. Such monthly installments shall be payable on or before the first (1st) day of each calendar month (without demand, set-off or deduction) commencing as of the Commencement Date. Base Rent for any fractional month at the beginning or end of the Sub-Sublease Term shall be prorated on actual days. Additional rent shall include, without limitation, the Operating Expenses, as described below, and any and all other charges, costs or expenses otherwise as set forth in the Master Lease.

      B. Operating Expenses. Operating Expenses shall mean any and all costs and expenses incurred through the ownership, operation, maintenance and insurance of the Building, as more particularly set forth in the Master Lease. Sub-Subtenant shall pay Sub-Subtenant's Proportionate Share of Operating Expenses of any amounts in excess of the Operating Expense Stop in the provided in the Master Lease to Sub-Sublandlord.

      C. Late Charge. In the event that any monthly installment of the Base Rent, Operating Expenses and any other additional rent (collectively, the "Rent"), or any other payment required to made by Sub-Subtenant under this Sub-Sublease is not received within 5 days after the due date, Sub-Subtenant agrees to pay a late charge (the "Late Charge") in the amount of 3% of the installment of the Rent due and unpaid. It is hereby understood and acknowledged that the Late Charge shall constitute liquidated damages and such liquidated damages shall be solely for the purpose of reimbursing Sub-Sublandlord for the additional costs and expenses Sub-Sublandlord presently expects to incur in connection with the handling and processing of late payments of Rent and any other additional rent due and payable under this Sub-Sublease. Sub-Sublandlord and Sub-Subtenant agree that in the event of any such late payment by Sub-Subtenant, the damages resulting to Sub-Sublandlord will be difficult to ascertain precisely, and that the Late Charge constitutes a reasonable and good faith estimate by the parties of the extent of such damages. If the payment of the Rent and any other additional rent continues not to be paid by Sub-Subtenant within 30 days after the due date thereof, Sub-Subtenant shall additionally pay interest on such unpaid Rent or any other additional rent, at the rate of 10% per annum (but in no event in excess of the highest interest rate provided by law) which interest shall accrue from the due date to the date of payment.

      D. Non-Waiver of Rights. If Sub-Sublandlord, at any time or times, shall accept Rent or any other sum due to it hereunder after the same shall become due and payable, such acceptance shall not excuse delay upon subsequent occasions, or constitute, or be construed as, a waiver of any of Sub-Sublandlord's rights hereunder.

      E. Base Rental Abatement. Notwithstanding to the contrary contained in the Sub-Sublease Agreement, Sub-Sublandlord agrees and acknowledges that Sub-Subtenant shall receive an abatement of all Base Rent from August 1, 2000 through October 31, 2000 of the Sub-Sublease term. Accordingly, Sub-Subtenant's obligation to commence Base Rent payments hereunder shall begin on November 1, 2000.

9. ADDITIONAL SERVICES AND COSTS TO SUB-SUBTENANT. Any additional services other than those described in Subparagraph A or in the Sublease or Master Lease, services being the types of service which may be usual and customary in buildings comparable to the Building in the vicinity of the Building (the "Additional Services"), requested by Sub-Subtenant in writing to Sub-Sublandlord shall be delivered to Master Landlord or Sublandlord, as applicable. Master Landlord or Sublandlord may decide to provide the Additional Services in its sole respective discretion, provided, however, that the Additional Services shall be billed directly to Sub-Subtenant and Sub-Subtenant shall make payments for the Additional Services directly to the Master Landlord or Sublandlord. Sub-Sublandlord shall not
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      be responsible or liable for Master Landlord's or Sublandlord's failure to provide any the Additional Services or the quality of the Additional Services. Sub-Subtenant shall pay the Additional Services cost within the time period specified by Master Landlord or Sublandlord when an invoice for such Additional Service is delivered.

10. FINANCIAL STATEMENTS. Upon request by Sub-Sublandlord, Sub-Subtenant will provide to Sub-Sublandlord financial statements of Sub-Subtenant certified by a certified public accountant, reasonably approved by Sub-Sublandlord. Sub-Sublandlord may, at Sub-Sublandlord's option request interim certified financial statements as may be required by the Master Landlord, the Sublandlord or any accounting, financing or legal requirement.

11. PARKING. In addition to the Sub-Sublease Premises, Sub-Sublandlord hereby grants to Sub-Subtenant, subject to the Master Lease and the Sublease and so long as this Sub-Sublease remains in effect, four (4) parking spaces for every 1,000 rentable square feet of office space.

12. ASSIGNMENT AND SUBLETTING. Sub-Subtenant shall not assign this Sub-Sublease or further sublet all or any part of the Sub-Sublease Premises without the prior written consent of Sub-Sublandlord (and the consent of Master Landlord and Sublandlord, if such is required under the terms of the Master Lease and the Sublease), which shall not be unreasonably withheld. Notwithstanding the foregoing, Sub-Sublandlord's refusal to consent shall not be deemed to be unreasonable if such proposed subtenant or assignee does not have the financial background to perform the obligations under the Master Lease, intends to utilize the Sub-Sublease Premises for purposes other than allowed under the Master Lease and the Sublease or Master Landlord or Sublandlord fail to consent to such assignment or sublease. Sub-Subtenant shall not be in default under the terms and conditions of this Sub-Sublease or the Master Lease at the time of any request for consent or through the period of time prior to the consent is granted by Master Landlord and Sublandlord. Any request by Sub-Subtenant for Sub-Sublandlord's consent to a specific assignment or Sub-Sublease shall include a) the name of the proposed assignee, sublessee, or occupant, b) the nature of the proposed assignee's, sublessee's or occupant's business to be carried on in the Sub-Sublease Premises, c) a copy of the proposed assignment or Sub-Sublease, and d) such financial information and such other information as Sub-Sublandlord may reasonably request concerning the proposed assignee, sublessee or occupant or its business. Any assignment or Sub-Sublease approved by Sub-Sublandlord, Sublandlord and Master Landlord shall be subject to the Master Lease, the Sublease and this Sub-Sublease. Sub-Subtenant shall pay to Sub-Sublandlord all reasonable costs incurred related to the review of the subletting or assignment documents and costs incurred in obtaining Master Landlord's and Sublandlord's consents. Additionally, for purposes of this Sub-Sublease, the following transactions relating to Sub-Subtenant shall be deemed an assignment of this Sub-Sublease and shall give rise to the requirement of approval or consent by Sub-Sublandlord, and may result in the right to terminate or alter this Sub-Sublease, based upon the above: any merger (including, without limitation, a reincorporation merger), consolidation, reorganization, stock exchange, one or more sales or transfers of stock, by operation of law or otherwise, or creation of new stock, by which an aggregate of more than 50% of Sub-Subtenant's stock shall be vested in a party or parties who are nonstockholders as of the date hereof; and the sale or transfer of substantially all of the assets or other similar or related transaction in which Sub-Subtenant is the surviving entity or, if Sub-Subtenant is not the surviving entity, the surviving entity which continues to conduct the business conducted by Sub-Subtenant prior to consummation of the transaction. The foregoing related to sale or transfer of stock shall not apply if Sub-Subtenant's stock is listed on a recognized security exchange. For the purpose of this paragraph, stock ownership shall be determined in accordance with the principles set forth in Section 544 of the Internal Revenue Code of 1954, as amended. If the Rent being charged or any other concessions granted under any assignment or Sub-Sublease exceeds the Rent charged under this Sub-Sublease, any excess amounts shall be shared as provided in the Master Lease and/or the Sublease. If the Master Lease or Sublease does not have a provision for sharing excess rent amounts, any excess amounts shall be shared equally between Sub-Sublandlord and Sub-Subtenant.

13. SUB-SUBTENANT'S INSURANCE. Sub-Subtenant shall, at its sole cost and expense, obtain and maintain commercial general liability insurance, including blanket contractual liability coverage, with
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      limits of not less than $2,000,000.00 combined single limit for personal injury and property damage; comprehensive automobile liability insurance covering all owned, non-owned and hired vehicles with limits of not less than $1,000,000.00 combined single limit for personal injury and property damage; and statutory workers compensation (in amounts required by law) and reasonable employers liability, and naming Sub-Sublandlord, Sublandlord and Master Landlord as additional insureds, as their respective interests may appear. The insurance policy shall be written by good and solvent insurance companies able to do business in California, and satisfactory to Sub-Sublandlord, Sublandlord and Master Landlord, if required by the Master Lease. On or before the Commencement Date of the Sub-Sublease Term, and within 30 days prior to the expiration of any such policy, Sub-Subtenant shall deliver to Sub-Sublandlord a duplicate policy or certificate of insurance evidencing such coverages. Such insurance policies shall provide for no cancellation or material alteration without 30 days' prior written notice to Sub-Sublandlord.

14.   INDEMNIFICATION

      A. Sub-Subtenant's Indemnification. Sub-Subtenant shall indemnify, defend and hold Sub-Sublandlord and Sub-Sublandlord's Representatives harmless from any and all liabilities, responsibilities or claims to Sub-Subtenant, or any person claiming by, through or under Sub-Subtenant, arising from
      (a) Sub-Subtenant's use and occupancy of the Premises; or (b) the conduct of Sub-Subtenant's business; or (c) from any activity, work or thing done, permitted or suffered by Sub-Subtenant in or about the Premises, the Building or the Property, or (d) any breach or default in the performance of any obligation to be performed by Sub-Subtenant under the terms of the Lease or arising from any act, neglect, fault or omission or Sub-Subtenant or Sub-Subtenant's Representatives, and from and against all costs, reasonable attorneys' fees, expenses and liabilities incurred in or about such claim or any action or proceeding brought, excluding consequential and punitive damages. In case any action or proceeding shall be brought against Sub-Sublandlord by reason or any such claim Sub-Subtenant, upon receipt of notice from Sub-Sublandlord shall defend the same at Sub-Subtenant's expense.

            B. Sub-Sublandlord's Indemnification. Sub-Sublandlord shall indemnify, defend and hold Sub-Subtenant and Sub-Subtenant's Representatives harmless from any and all liabilities, responsibilities or claims to Sub-Sublandlord, or any person claiming by, through or under Sub-Sublandlord, arising from
                  (a) the ownership, operation, maintenance, repair and management of the Building and the Property; or (b) the conduct of Sub-Sublandlord's business; or (c) from any activity, work or thing done, permitted or suffered by Sub-Sublandlord in or about the Premises, the Building or the Property, or (d) any breach or default in the performance of any obligation to be performed by Sub-Sublandlord under the terms of this Lease or arising from any act, neglect, fault or omission or Sub-Sublandlord or Sub-Sublandlord's Representatives, and from and against all costs, reasonable attorneys' fees, expenses and liabilities incurred in or about such claim or any action or proceeding brought, excluding consequential and punitive damages. In case any action or proceeding shall be brought against Sub-Subtenant by reason or any such claim, Sub-Sublandlord, upon receipt of notice from Sub-Subtenant shall defend the same at Sub-Sublandlord's expense.

15. SUB-SUBLANDLORD'S OBLIGATIONS. Sub-Sublandlord shall have no obligation to perform any of Master Landlord's obligations under the Master Lease, or, Sublandlord's obligations under the Sublease, including, without limitation, (i) providing any of the services that Master Landlord or Sublandlord has agreed to provide pursuant to the Master Lease or Sublease (or required by law), or (ii) furnishing the electricity to the Sub-Sublease Premises that Master Landlord has agreed to furnish pursuant to the Master Lease (or required by law), or (iii) making any of the repairs or restorations that Master Landlord or Sublandlord has agreed to make pursuant to the Master Lease or Sublease (or required by law), or iv) complying with any laws or requirements of any governmental authorities, unless Sub-Sublandlord occupies a portion of the Original Premises which would affect the Sub-Sublease Premises, or v) take any other action that Master Landlord or Sublandlord has agreed to provide, furnish, make, comply with, or take, or cause to be provided, furnished, made, complied with or taken under the Master Lease or the Sublease. Sub-Subtenant shall have no rights against Sub-

      Sublandlord arising out of the Master Landlord's or Sublandlord's failure to perform any of its obligations under the Master Lease or Sublease, as applicable. Sub-Subtenant shall have the right to institute an action under the provisions of the Master Lease to the extent such action relates to the Sub-Sublease Premises, provided Sub-Subtenant gives Sub-Sublandlord at least 30 days prior written notice and Sub-Sublandlord has failed to take action within that time. Notwithstanding the foregoing, if an action or cure cannot be completed within 30 days after receipt, however, such action or cure is commenced within 30 days after receipt of notice, and is diligently being pursued, Sub-Subtenant shall have no right to pursue Master Landlord or Sub-Sublandlord. If Sub-Subtenant subsequently pursues such action, Sub-Subtenant agrees to reimburse Sub-Sublandlord for its proportionate share of any costs incurred by Sub-Sublandlord in connection with Sub-Subtenant instituting any such action. Sub-Sublandlord shall give reasonable assistance to Sub-Subtenant in enforcing the terms of the Master Lease or the Sublease, and will execute all documents reasonably necessary to enable Sub-Subtenant to pursue Master Landlord or Sublandlord in its failure to perform any of its obligations under the Master Lease or the Sublease.

16. CONSENTS. Wherever consent by Master Landlord is required under the Master Lease and Sublandlord is required under the Sublease, Sub-Sublandlord's consent shall also be required. Except as specifically set forth herein, Sub-Sublandlord agrees that whenever its consent or approval is required hereunder, or where something must be done to Sub-Sublandlord's satisfaction, it shall not unreasonably withhold or delay such consent or approval; provided, however, that whenever the consent or approval of Master Landlord, Sublandlord, the landlord under a superior lease, or the mortgagee under a mortgage shall withhold its consent or approval for any reason whatsoever, Sub-Sublandlord shall not be deemed to be acting unreasonably if it shall also withhold its consent or approval.

17. LIMITATION OF LIABILITY OF SUB-SUBLANDLORD. In the event Sub-Sublandlord shall be liable to Sub-Subtenant for any matter relating to or arising in connection with this Sub-Sublease, whether based upon an action or claim in contract, equity, negligence, intended conduct, tort or otherwise, the amount of damages recoverable against Sub-Sublandlord for all events, acts or omissions shall in no event include, nor will Sub-Sublandlord be liable for, any amounts for loss of profits, income or savings or indirect, consequential, speculative or punitive damages of any party, including third parties. Further, no cause of action may be asserted against Sub-Sublandlord later than the earlier of a) the applicable statute of limitations for notice of such cause of action, or b) 2 years following the date after the date on which Sub-Subtenant becomes aware of the matter which gives to the cause of action shall have accrued. Sub-Sublandlord and Sub-Subtenant expressly acknowledge that the limitations contained in this Paragraph 17 have been the subject of active and complete negotiation between the parties and represent the parties' agreement.

18. NOTICES. All notices and demands which may or are to be required or permitted to be given by either party to the other hereunder shall be in writing and shall be deemed given when actually received, or if refused, when delivery was attempted. All notices and demands by Sub-Sublandlord to Sub-Subtenant shall be sent by c) Federal Express or some other bonded, national, professional overnight courier; d) United States Mail, certified or registered mail, return receipt requested, postpaid; or (c) sent by telecommunication ("Fax") during normal business hours in which case it shall be deemed delivered on the day sent, provided an original is received by the addressee after being sent by a nationally recognized overnight courier within 1 business day of the Fax, addressed to Sub-Subtenant at the address indicated in Paragraph 1 E above or to such other person or place as Sub-Subtenant may from time to time designate in a notice to Sub-Sublandlord. All notices and demands by Sub-Subtenant to Sub-Sublandlord shall be sent in the same manner as set forth above to the address set forth in Paragraph 1 B above or to such other person or place as Sub-Sublandlord may from time to time designate in a notice to Sub-Subtenant.

19. OPTIONS PERSONAL. Any option (the "Option") set forth in the Master Lease or the Sublease shall be personal to Sublandlord, as tenant, under the Master Lease and to Sub-Sublandlord, as subtenant, under the Sublease, and may not be exercised or assigned, voluntarily or involuntarily, by, or to, any person or entity other than Sublandlord, as tenant. The Option is not assignable separate and apart from the Master Lease or the Sublease. Sublandlord's option to cancel under the Sublease has expired.

      IN WITNESS WHEREOF, this Sub-Sublease is executed as of the date first written above.

SUB-SUBLANDLORD:                         SUB-SUBTENANT:

ELECTRONIC DATA SYSTEMS CORPORATION      SOMERA COMMUNICATIONS, INC.


By:    /s/ Daniel F. Busch               By:        /s/ Jeffrey G. Miller
   ---------------------------------        ------------------------------------
           Daniel F. Busch               Printed Name:  Jeffrey G. Miller
                                                      --------------------------
Title:     Director of Real Estate       Title:  Exec. VP of Sales & Marketing
                                               ---------------------------------

Dated:            8/3/00                 Dated:            8/2/00
      ------------------------------           ---------------------------------